SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of
                              1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/     Preliminary Proxy Statement
/_/     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/_/     Definitive Additional Materials
/_/     Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                        SURGICAL LASER TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/_/     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

/_/     Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid: ____________________________________________
       2) Form, Schedule or Registration Statement No.: ______________________
       3) Filing Party: ______________________________________________________
       4) Date Filed: ________________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 20, 1999

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surgical Laser Technologies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 20, 1999 at 9:30 a.m., local time, at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103, for the following purposes:

          1. To elect five directors to serve until the 2000 Annual Meeting and until their respective successors are elected;

          2. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending January 2, 2000; and

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on May 31, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Company's Annual Report for its fiscal year ended January 3, 1999 is being mailed to stockholders with this Notice.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he has returned a proxy.

                                          By Order of the Board of Directors,

                                          Davis Woodward
                                          Secretary

Montgomeryville, Pennsylvania
June 16, 1999

                       SURGICAL LASER TECHNOLOGIES, INC.
            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Surgical Laser Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Tuesday, July 20, 1999 at 9:30 a.m., local time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103. The Company's executive offices are located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. The Company's telephone number at that location is (215) 619-3600.

     These proxy solicitation materials were first mailed on or about June 16, 1999 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on May 31, 1999 are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 1,977,879 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") were issued and outstanding.

     As of May 31, 1999, the following persons were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                   NUMBER OF       PERCENT
                NAME AND ADDRESS                    SHARES         OF CLASS
                ----------------                   ---------       --------
Steven T. Newby..................................   180,000(1)       9.10%
6116 Executive Blvd.
Rockville, MD 20852

Kontron Instruments Holding N.V..................   139,130          7.03%
Julianaplein 22
Curacao, Netherlands Antilles

------------------

(1) Information furnished by stockholder as of January 3, 1999.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any such notice of revocation should be sent to: Surgical Laser Technologies, Inc., 147 Keystone Drive, Montgomeryille, Pennsylvania 18936, attention: Davis Woodward, Secretary.

VOTING AND SOLICITATION

     On all matters presented to the Company's stockholders for a vote, the holders of Common Stock vote as a single class, and the holder of each share of Common Stock is entitled to one vote per share. The holders of Common Stock do not have cumulative voting rights in the election of directors.

     The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the election of each director. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the ratification of the appointment of the independent auditors (the "Proposal").

     Abstention from voting will have the practical effect of voting against the Proposal since an abstention represents one less vote for the Proposal. Broker non-votes will have no effect on the Proposal since they will not represent shares entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on behalf of the Company by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2000 Annual Meeting of Stockholders must be received by the Company no later than February 17, 2000 in order that they may be included, subject to compliance with applicable federal securities laws and regulations, in the proxy statement and form of proxy relating to that meeting.

     In addition, the persons named as proxies on the form of proxy to be mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders will be authorized to vote in their discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by May 2, 2000. Such proxy holders' authority to vote in their discretion on stockholder proposals as to which the Company does not receive notice by May 2, 2000 will be determined in accordance with the rules of the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

NOMINEES

     Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

     The names of the nominees, and certain information about them as of May 31, 1999, are set forth below.

                                                                                                   DIRECTOR
               NAME OF NOMINEE                     AGE            PRINCIPAL OCCUPATION              SINCE
               ---------------                     ---            --------------------             --------
Richard J. DePiano...........................      57       Chairman of the Board of                 1986
                                                            Directors of the Company and
                                                            Chief Executive Officer of
                                                            Escalon Medical Corporation

W. Keith Stoneback...........................      45       President and Chief Executive            1996
                                                            Officer of the Company

Sheldon M. Bonovitz..........................      62       Chairman and Partner, Duane,             1985
                                                            Morris & Hecksher LLP, Counsel to
                                                            the Company

Jay L. Federman..............................      61       Ophthalmologist and attending            1987
                                                            Surgeon and Co-Director Director
                                                            of Research, Wills Eye Hospital
                                                            and Chief of Ophthalmology at
                                                            Medical College of Pennsylvania

Vincenzo Morelli.............................      44       Private investor                         1995

     Nominees elected as directors will serve until the 2000 Annual Meeting and until the due election of their respective successors.

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above for the past five years. There are no family relationships among directors or officers of the Company.

     Richard J. DePiano has served as the Chairman of the Board of Directors of the Company since July 1995. Since March 1997, Mr. DePiano has served as Chairman and Chief Executive Officer of Escalon Medical Corp., of which he is also a director. Mr. DePiano has been the Chief Executive Officer of The Sandhurst Company, L.P. and the Managing Director of The Sandhurst Venture Fund since 1986.

     W. Keith Stoneback has served as President and Chief Executive Officer of the Company since August 1996. From 1988 until 1994, he served in several senior management positions for AMSCO International, Inc., a leading manufacturer and marketer of sterilizers, surgical tables, lights and decontamination equipment for the hospital and life science markets, most recently as Corporate Vice President, with responsibility for worldwide manufacturing, marketing and research and development for the capital equipment and supplies business. From November 1994 until joining the Company, Mr. Stoneback pursued personal investment and business-related interests.

     Sheldon M. Bonovitz has been a partner in the law firm of Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania, since 1969, where he also serves as Chairman and a member of the management committee. Mr. Bonovitz also serves as a director of Comcast Corporation.

     Jay L. Federman, M.D. has been an attending surgeon at Wills Eye Hospital, Philadelphia, Pennsylvania, since 1980 and an ophthalmologist in private practice since 1968. Dr. Federman was a founder of SITE Microsurgical Systems, Inc. and serves as a director of Escalon Medical Corp. and Chief of Ophthalmology at the Medical College of Pennsylvania.

     Vincenzo Morelli served as Chief Executive Officer of Kontron Instruments Holding N.V. from 1993 until December 1998. Mr. Morelli is presently pursuing various personal business and investment interests.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock of the Company as of May 31, 1999 by each director, each executive officer named in the Summary Compensation Table below and by all directors and executive officers as a group. The persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the table and notes thereto.

                                                     SHARES BENEFICIALLY
                                                            OWNED
                                                   ------------------------
                      NAME                          NUMBER         PERCENT
                      ----                          ------         --------
Richard J. DePiano...............................    64,450(1)       3.21%
Jay L. Federman..................................    62,539(2)       3.14%
Sheldon M. Bonovitz..............................    50,223(3)       2.51%
W. Keith Stoneback...............................    47,333(4)       2.34%
Michael R. Stewart...............................    28,558(5)       1.42%
Davis Woodward...................................    26,888(6)       1.34%
Vincenzo Morelli.................................    12,000(7)          *
All directors and executive officers as a group
(7 persons)......................................   291,991(8)      13.61%

------------------
* Less than one percent.

(1) Includes 31,450 shares which Mr. DePiano has the right to acquire under outstanding stock options exercisable within 60 days after May 31, 1999. Also includes 18,000 shares owned by Mr. DePiano's wife. Mr. DePiano disclaims beneficial ownership of such 18,000 shares.

(2) Includes 15,700 shares which Dr. Federman has the right to acquire under outstanding stock options exercisable within 60 days after May 31, 1999 and 2,499 shares owned by Dr. Federman's child. Dr. Federman disclaims beneficial ownership of such 2,499 shares.

(3) Includes 19,450 shares which Mr. Bonovitz has the right to acquire under outstanding stock options exercisable within 60 days after May 31, 1999, 5,005 shares owned by Mr. Bonovitz' wife and 5,846 shares owned by trusts of which Mr. Bonovitz is trustee for the benefit of Mr. Bonovitz' children. Mr. Bonovitz disclaims beneficial ownership of the 10,851 shares owned by his wife and such trusts. Also includes 5,823 shares owned by the Marital Trust Under the Will of Robert H. Fleisher, Deceased. Mr. Bonovitz is one of the four trustees of such trust and disclaims beneficial ownership of such 5,823 shares. Also includes 5,100 shares owned by a pension trust of which Mr. Bonovitz is the beneficiary.

(4) Includes 43,333 shares which Mr. Stoneback has the right to purchase under outstanding stock options exercisable within 60 days after May 31, 1999.

(5) Includes 27,272 shares which Mr. Stewart has the right to purchase under outstanding stock options exercisable within 60 days after May 31, 1999.

(6) Includes 22,106 shares which Mr. Woodward has the right to purchase under outstanding stock options exercisable within 60 days after May 31, 1999.

(7) Includes 3,000 shares held of record by Olive Branch Corp., a Liberian corporation controlled by members of Mr. Morelli's family. Mr. Morelli disclaims beneficial ownership of such shares. Also includes 8,000 shares which Mr. Morelli has the right to purchase under outstanding stock options exercisable within 60 days after May 31, 1999.

(8) Includes 167,311 shares which such persons have the right to purchase under stock options exercisable within 60 days after May 31, 1999.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended January 3, 1999. Except for Mr. Morelli who attended three meetings, no director attended fewer than 87% of the total of all such meetings of the Board of Directors and meetings of the committees upon which such director served.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee also serves as the Nominating Committee.

     The Executive Committee currently consists of directors Stoneback, Bonovitz and DePiano. The Executive Committee exercises the full authority of the Board of Directors between meetings of the Board of Directors. The Executive Committee held two meetings in the fiscal year ended January 3, 1999.

     The Executive Committee, in its capacity as Nominating Committee, will consider stockholder nominations of candidates for director provided that the nominating stockholder furnishes the Secretary of the Company, not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders, written information about such candidate equivalent to the information concerning the candidates nominated by the Company's Board of Directors contained in the Company's proxy statement for the immediately preceding annual meeting of stockholders.

     The Audit Committee currently consists of directors DePiano and Federman. The Audit Committee reviews and evaluates the Company's accounting principles and its systems of internal accounting controls, addresses specific financial issues and takes action relating to the financial reporting of the Company. The Audit Committee held one meeting in the fiscal year ended January 3, 1999.

     The Compensation Committee currently consists of directors Bonovitz, DePiano and Federman. The Compensation Committee is responsible for administering the Company's 1986 Incentive Stock Option Plan, 1986 Non-Qualified Stock Option Plan and Equity Incentive Plan. The Compensation Committee also reviews other compensation plans and, when requested by the Board of Directors, establishes methods of compensation. The Compensation Committee did not meet during the fiscal year ended January 3, 1999.

DIRECTOR COMPENSATION

     Each director of the Company who is not an officer or employee of the Company (an "Outside Director") receives an annual retainer of $15,000 and a fee of $500 for each committee meeting attended other than meetings held in conjunction with meetings of the Board of Directors.

     The Company also maintains the Second Amended and Restated Stock Option Plan for Outside Directors (the "Outside Director Plan"), pursuant to which for each three years of service, the Outside Director will be granted options to purchase 6,000 shares, provided that if the Outside Director served as Chairman throughout such three-year period, the option will be for 9,000 shares, and each person who hereafter becomes an Outside Director will receive options to purchase 6,000 shares of Common Stock on the fifteenth day after election as an Outside Director, provided that if the Outside Director is elected to serve as Chairman, the option granted will be for 9,000 shares.

     All such options are exercisable at 100% of the fair market value of the Common Stock on the date of grant and remain exercisable to the extent vested until the earliest to occur of the expiration of ten years from the date of grant, three years from cessation of service as a director due to disability, one year from cessation of service as a director due to death or three months from cessation of service as a director for any other reason. Options granted after May 26, 1994 are or will be exercisable in three equal consecutive annual installments commencing one year from the date of grant. Notwithstanding the foregoing, all options granted under the Outside Director Plan become fully exercisable upon consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's Common Stock representing more than 50% of the votes which all stockholders of the Company are entitled to cast by, any person not affiliated with the Company, directly or indirectly, through one or more affiliates, or any other transaction or series of transactions having a similar effect.

     An aggregate 77,000 shares of Common Stock are currently reserved for issuance under the Outside Director Plan, of which 1,800 shares have been issued and 69,600 shares are subject to outstanding options.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information with respect to compensation paid by the Company during each of the three fiscal years ended January 3, 1999, December 28, 1997 and December 29, 1996 to the chief executive officer of the Company and the other three executive officers of the Company whose annual salary and bonus in 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                        ANNUAL         AWARDS       ALL OTHER
                                                     COMPENSATION     OPTIONS      COMPENSATION
         NAME & PRINCIPAL POSITION            YEAR    SALARY($)        (#)(1)         ($)(2)
         -------------------------            ----   ------------   ------------   ------------
W. Keith Stoneback(3).......................  1998     $229,327            --          4,905
  President, Chief Executive                  1997      225,000        10,000(4)      38,275(5)
  Officer and Director                        1996      101,539        60,000         18,298(6)

Michael R. Stewart..........................  1998      153,932            --            643
  Vice President Finance and                  1997      143,843         5,000(4)         643
  Chief Financial Officer                     1996      123,119        10,000(7)         643

Glenn H. Stahl(8)...........................  1998      132,500            --         10,583(9)
  Vice President, Sales and                   1997      122,500        15,000             --
  Marketing                                   1996           --            --             --

Davis Woodward..............................  1998      127,392            --          1,285
  Vice President, Legal &                     1997      119,664         4,000(4)       1,285
  Tax Affairs                                 1996      112,638         5,000(7)       1,285

------------------

(1) Restated for the effect of the one-for-five reverse Common Stock split implemented on January 8, 1999.

(2) Except as noted in footnotes 5, 6 and 9, represents payments of premiums for certain supplementary life insurance coverage.

(3) Mr. Stoneback joined the Company as President, Chief Executive Officer and a director in August 1996.

(4) These options were granted in 1998 for services rendered in 1997.

(5) Includes $32,314 in moving and relocation payments made by the Company to Mr. Stoneback pursuant to the terms of his Employment Agreement.

(6) Includes $18,054 in moving and relocation payments made by the Company to Mr. Stoneback pursuant to the terms of his Employment Agreement.

(7) These options were granted in 1997 for services rendered in 1996.

(8) Mr. Stahl served as Vice President, Sales and Marketing from January 1997 until January 1999.

(9) Represents severance pay related to Mr. Stahl's termination in January 1999.

     The following table sets forth information with respect to options granted during the fiscal year ended January 3, 1999 to the persons named in the Summary Compensation Table above. All information presented in the following table is restated for the effect of the one-for-five reverse Common Stock split implemented on January 8, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                    % OF                                      ANNUAL RATES OF
                                                   TOTAL                                        STOCK PRICE
                                                  OPTIONS                                     APPRECIATION FOR
                                                 GRANTED TO                                     OPTION TERM
                                                 EMPLOYEES                                  --------------------
                                     OPTIONS     IN FISCAL    EXERCISE
NAME                                GRANTED(#)      YEAR       PRICE     EXPIRATION DATE       5%         10%
----                                ----------   ----------   --------   ---------------    --------   ---------
W. Keith Stoneback................    10,000       23.1%        7.03     January 23, 2008   $44,211    $112,040
Michael R. Stewart................     5,000       11.6%        7.03     January 23, 2008    22,106      56,020
Davis Woodward....................     4,000        9.3%        7.03     January 23, 2008    17,685      44,816

     The following table sets forth information with respect to options held at January 3, 1999 by the persons named in the Summary Compensation Table above. No options were exercised by such persons during the fiscal year ended January 3, 1999. No outstanding options were in the money at January 3, 1999. All information presented in the following table is restated for the effect of the one-for-five reverse Common Stock split implemented on January 8, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED
                                                     OPTIONS AT FISCAL YEAR END
                                                   ------------------------------
                    NAME                           EXERCISABLE      UNEXERCISABLE
                    ----                           -----------      -------------
W. Keith Stoneback...........................        40,000            30,000
Michael R. Stewart...........................        21,673            15,267
Glenn H. Stahl...............................         5,000                --
Davis Woodward...............................        18,506            10,934

EMPLOYMENT AND OTHER AGREEMENTS

     In August 1996, the Company entered into an employment agreement with W. Keith Stoneback pursuant to which Mr. Stoneback will serve as the Company's President and Chief Executive Officer through December 31, 1999 and, thereafter, for successive one-year terms absent at least three months' prior written notice of termination by either party. Mr. Stoneback's annual base salary under the agreement is $225,000, and his agreement provides that he will be eligible for a bonus of 50% of base salary pursuant to bonus programs developed by the Board of Directors based on objective criteria related to the Company's results of operations. No bonus was paid for services under the 1998 bonus program. If Mr. Stoneback's employment is terminated by the Company without cause during the initial or any renewal term of the agreement (other than following a change in control as described below), Mr. Stoneback will be entitled to severance benefits equal to continuation of his base salary, health, disability and life insurance for a one-year period and the right to exercise options which are not then exercisable but would have become exercisable on the next anniversary of the agreement. If Mr. Stoneback's employment is terminated without cause within three months following a change in control, Mr. Stoneback will be entitled to severance benefits equal to continuation of his base salary and his health, disability and life insurance for a period of eighteen months, subject to mitigation in the last six months of such period, and the right to exercise any options granted under the agreement which are not otherwise exercisable, which options will remain exercisable during the period in which he continues to receive the aforementioned severance benefits. Mr. Stoneback was also granted under the agreement options to purchase 60,000 shares, restated for the effect of the one-for-five reverse Common Stock split implemented on January 8, 1999, of the Company's Common Stock, at the market price. The Company provides long-term disability insurance equal to 60% of Mr. Stoneback's base salary, a $1 million life insurance policy and automobile, vacation and other insurance benefits as are available to the Company's other senior executive officers. During the term of the agreement and for a period of one year thereafter, Mr. Stoneback is prohibited from competing with the Company in any respect, interfering with the Company's business relationships or soliciting business from the Company's customers.

     Effective January 1999, the Company terminated the employment of Mr. Stahl, Vice President of Sales and Marketing. Mr. Stahl received as severance benefits his base salary, health and disability insurance until January 29, 1999.

     In June 1992, the Company adopted a severance benefits program for certain key employees, including Messrs. Stewart and Woodward. Under the terms of this program, a participant whose employment is terminated by the Company other than for cause and other than following a change in control is entitled to continue receiving his then-current base salary and coverage under the medical, dental, supplemental life and supplemental disability insurance policies, if any, being provided at the time of termination for a specified period, with the obligation to provide such insurance coverage terminating in the event the participant is provided substantially the same coverage from a new employer. Each of Messrs. Stewart and Woodward is entitled to continue receiving such base salary and insurance coverage for a period of one year under the foregoing circumstances. In addition, if, within two years following a change in control of the Company, a participant's employment is terminated without cause or the participant resigns following (a) the relocation of his principal business location, (b) a significant reduction in the duties or responsibilities from those existing prior to the change in control, or (c) a reduction in his then-current base salary, then, in any such event, the participant is also entitled to continue receiving his then-current base salary and coverage under the aforementioned insurance program (subject to the restriction described above) for a specified period. Messrs. Stewart and Woodward are entitled to continue receiving their respective base salaries for a period of 12 months under such circumstances. In addition, under such circumstances, each of Messrs. Stewart and Woodward is also entitled to continue receiving the aforementioned insurance coverage for a period of 12 months, and all unvested options which they hold become exercisable in full and all outstanding options remain exercisable for the lesser of the remaining scheduled term thereof or an extended exercise period, which is one year for options granted after December 1996 and five years for options granted before January 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Sheldon M. Bonovitz, a director of the Company and a member of the Executive Committee and the Compensation Committee, is a partner of Duane, Morris & Heckscher LLP, which serves as the Company's primary legal counsel.

REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is reviewed and administered by the whole Board of Directors. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting compensation actions taken by the Company.

  Compensation Philosophy and Objectives

     The Company's executive compensation program has been designed to:

     o support a pay-for-performance philosophy that differentiates compensation amounts based on both corporate and individual performance;

     o provide market-competitive compensation opportunities;

     o reward executives for long-term strategic management and the enhancement of stockholder value through delivering appropriate ownership in the Company; and

     o attract top talent and retain and motivate key executives whose abilities are critical to the long-term success and competitiveness of the Company.

  Executive Compensation Components

     To meet the above-stated compensation objectives, the Company has structured a compensation program comprised of base salary, annual incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock, and benefits typically offered to executives.

     Historically, base salaries for executives were targeted to be very competitive with other technology-based companies with revenues of $50-$100 million. In 1996, the Compensation Committee determined to align base salaries to be more competitive with technology-based companies with revenues comparable to the Company's. Individual salaries are considered for adjustment annually; adjustments are based upon the general movement in external salary levels, individual performance and potential, and/or changes in duties and responsibilities. Excluding the chief executive officer, whose compensation is discussed in greater detail below, the base salary increases for the named executives effective for 1998 averaged 2.7%.

     Effective for 1997, the Company adopted an executive staff Bonus Program which is based entirely on objective criteria. Under this program, certain management personnel, including executive officers, were entitled to a bonus only if the Company achieves 100% of its budgeted 1998 operating income, which was reviewed and approved by the Board of Directors at the beginning of the fiscal year. The amount of any bonus would be a percentage of base salary that is fixed based on the participant's position. For 1998, the Committee did not award any bonuses to the named executives under the bonus program due to the Company's failure to achieve its budgeted operating income.

     The long-term incentive opportunities are designed to link the interests of the executive with those of the stockholders. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The value of these stock options is tied to the future performance of the Company's stock.

  Chief Executive Officer Compensation

     The specific compensation actions for Mr. Stoneback were as follows:

     o No bonus was awarded for services rendered in fiscal year 1998.

     o Mr. Stoneback's 1998 base salary of $225,000 was unchanged from his 1997 base salary.

     While the Company's results of operations continue to be adversely affected by external market conditions, the Company did not achieve its budgeted operating income in either 1998 or 1997 and, as a result, the Company has not modified Mr. Stoneback's salary since his commencement date of August 1996, nor has it paid him any bonuses.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code placed limits on corporate tax deductibility for compensation paid to certain executive officers. The Compensation Committee has carefully considered the impact of this provision to the compensation awarded to those executive officers during 1998. The Committee has determined that compensation paid to executive officers under current plans would be less than the $1 million limit and, therefore, deductible for Federal income tax purposes.

     Submitted by the Board of Directors:

    Sheldon M. Bonovitz, Esq.    Richard J. DePiano    Jay L. Federman, M.D.
                Vincenzo Morelli               W. Keith Stoneback

PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total return since January 1, 1994 among the Company, the Nasdaq Composite Index and a peer group selected by the Company. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1994 in each of the Company, the Nasdaq Composite Index and a weighted index of the issuers in the peer group described below.

                                   [GRAPHIC]

                    In the printed version of the document,
         a line graph appears which depicts the following plot points.

                             Surgicial
                              Laser
                              Tech       Peer       Nasdaq
                              Inc.       Group     Composite

                      Dec. 93   100      100        100
                      Dec. 94   87.2     97.78      94.85
                      Dec. 95   51.29    138.17     136.98
                      Dec. 96   64.1     169.95     145.76
                      Dec. 97   60.28    197.15     157.09
                      Dec. 98   14.11    293.83     100.63

------------------
(1) In 1993, the Company defined its peer group for purposes of this performance graph to be all publicly traded companies with a Standard Industrial Classification Code of 3845 (electromedical apparatus) having market capitalization as of December 31, 1992 ranging from $20 million to $100 million, with the exception of three such companies -- Future Medical Products, Inc., Biocontrol Technology, Inc. and Microterra, Inc. -- whose performance in 1991 reflected an extreme fluctuation. Management of the Company believes that inclusion of these three companies would have reduced the meaningfulness of the comparative data presented in the performance graph. Except as noted below with respect to certain periods during which certain companies ceased independent operations or were no longer public companies, the Company continues to use as its peer group the companies that met the criteria set forth above, which are: Advanced NMR Systems, Inc., American Medical Electronics, Inc. (used through December 31, 1994), American Dental Technologies, Inc., Arrhythmia Research Technology, Inc., Bio-Logic Systems Corp., Biomagnetic Technologies, Inc., Birtcher Medical Systems Inc. (used through December 31, 1994), Candela Corp., Criticare Systems Inc., Fonar Corp., Imatron Inc., Laser Industries Ltd., (used through December 31, 1997), Laser Photonics, Inc. (used through December 31,
    1994), Laserscope, Lunar Corporation, Medstone International, Inc. (formerly Cytocare, Inc.), Non-Invasive Monitoring Systems, Inc., Q-Med, Inc., Somanetics Corporation, Trimedyne, Inc., Valley Forge Scientific Corp., Vital Heart Systems, Inc. (used through December 31, 1994), and Work Recovery, Inc.

                              CERTAIN TRANSACTIONS

     Kontron Instruments Holding N.V., which owns more than 5% of the Company's outstanding Common Stock, has affiliates that have served as the Company's distributors throughout most of Europe pursuant to a 1993 distribution agreement. In March, 1997, the Company and Kontron Instruments agreed to terminate the distribution agreement. Kontron Instruments has agreed to continue to represent the Company in certain countries in Europe until successor distribution partners are identified by the Company. During 1998, total sales by the Company to such affiliates were $53,000. Vincenzo Morelli, a director of the Company, served as the Chief Executive Officer of Kontron Instruments until December 1998.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending January 2, 2000. The affirmative vote of the holders of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP was engaged by the Company in 1988 and has audited the Company's financial statements for each fiscal year since the fiscal year ended January 1, 1989. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          By Order of the Board of Directors,

                                          Davis Woodward
                                          Secretary

Dated: June 16, 1999

                        SURGICAL LASER TECHNOLOGIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JULY 20, 1999
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints W. Keith Stoneback and Davis Woodward, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Surgical Laser Technologies, Inc., (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103 on Tuesday, July 20, 1999, at 9:30 a.m., local time, and at any adjournment thereof as follows:



                  (Continued and to be signed on other side)

                                      2



          Please mark your
| X |     votes as in this
          example.

1. For the election
of five directors,
to serve until
their succes-
sors are duly elected, as described in the accompany-ing Proxy Statement.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.
------------------------------------------------------------------------------

                             FOR all nominees listed
                    at right except as marked to the contrary

                                    |   |
                                    |   |

                               WITHHOLD AUTHORITY
                                 to vote for all
                            nominees listed at right

                                    |   |
                                    |   |

Nominees: Sheldon M. Bonovitz

          Richard J. DePiano

          Jay L. Federman

          Vincenzo Morelli

          W. Keith Stoneback

 FOR
 |   |
 |   |

AGAINST
 |   |
 |   |

ABSTAIN
 |   |
 |   |

2.PROPOSAL TO RATIFY appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending January 2, 2000.

  The Board of Directors recommends a vote FOR the election of the nominees listed and FOR proposal 2.

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of the nominees for director and FOR proposal 2.

PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.


SIGNATURE _______________________________ DATE ______________

    _____________________________________      DATE ______________, 1999
          SIGNATURE IF HELD JOINTLY

Note: This proxy should be dated and signed by the stockholder exactly as his name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.